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                                                                     EXHIBIT 5.1

Irvine Sensors Corporation
3001 Redhill Avenue
Costa Mesa, CA 92626

Re: Irvine Sensors Corporation Registration Statement for Offering of an Aggregate of 1,555,707 Shares of Common Stock
       ---------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Irvine Sensors Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of 982,707 shares (the "Outstanding Shares") of the Company's common stock currently issued and 573,000 shares (the "Warrant Shares") issuable upon the exercise of currently outstanding warrants (the "Warrants"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and
Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance of the Outstanding Shares and the Warrants. Based on such review, we are of the opinion that (a) the Outstanding Shares have been duly authorized and are legally issued and nonassessable, and to our knowledge, are fully paid and (b) if, as and when the Warrant Shares are issued and sold (and the exercise price and other consideration therefor has been received) pursuant to the provisions of the respective Warrants and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the shares of the Company's common stock.


                                     Very truly yours,

                                     BROBECK, PHLEGER & HARRISON LLP